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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE


                                                  For Three Months Ended March 31,

                                                      1998              1997
                                                   ----------        ----------

Net Income                                         $4,672,845        $4,175,208
                                                   ==========        ==========

Computation of average
shares outstanding

                Shares outstanding at
                beginning of year                   7,350,561         6,830,666

                Additional shares deemed
                outstanding because of
                stock dividends                       516,035           991,388

                Additional shares deemed
                outstanding because of
                stock split                                 0                 0

                Shares issued during the
                year times average time
                outstanding during the year             6,984             4,891
                                                   ----------        ----------

Average basic shares outstanding                    7,873,580         7,826,945
                                                   ----------        ----------

Dilutive shares                                        67,333            76,570
                                                   ----------        ----------

Average fully diluted shares outstanding            7,940,913         7,903,515
                                                   ----------        ----------

Basic earnings per share                           $     0.59        $     0.53
                                                   ==========        ==========

Fully diluted earnings per share                   $     0.59        $     0.53
                                                   ==========        ==========
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